Exhibit 99.1

Source: Aris Water Solutions, Inc.

May 6, 2025

Aris Water Solutions, Inc. Reports First Quarter 2025 Results

HOUSTON, Texas, May 6, 2025 – Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris,” “Aris Water,” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2025.

FIRST QUARTER 2025 HIGHLIGHTS

●	Achieved record volumes for both Produced Water Handling and Water Solutions
●	Produced Water Handling volumes grew 7% sequentially and 3% year-over-year
●	Recycled water volumes grew 3% sequentially and 41% year-over-year
●	Achieved first quarter 2025 net income of $16.0 million
●	Generated Adjusted EBITDA[1] of $56.5 million for the first quarter of 2025, up 4% sequentially and 6% year-over year
●	Strengthened financial profile through successful senior notes refinancing
●	Moody’s Ratings upgraded credit rating to “B1” from “B2”

“Aris continued its positive momentum with an excellent first quarter. We received record-breaking volumes from our long-term contracted customers in both Produced Water and Water Solutions and surpassed the top end of our Adjusted EBITDA guidance. We maintained strong margins, achieving an Adjusted Operating Margin of $0.44 per barrel in the quarter. Margin strength was driven by continued operational efficiency, as well as an approximately $2 million benefit from the timing of planned maintenance activity which will now be incurred in the second quarter,” said Amanda Brock, President and CEO of Aris.

“While we’ve had an exceptional start to 2025, we are carefully monitoring potential volatility from macroeconomic factors, tariff uncertainty, and lower oil prices. At this time, we continue to see steady activity levels on our dedicated acreage and remain in close contact with our industry leading customers, who are evaluating their development plans for the back half of the year. Thus far, we have not received any material changes in forecasts from our customers on our dedicated acreage, but should we see any slowdown in activity, we can adjust our level of capital investment accordingly. We remain well positioned to manage our business through potential market turbulence due to our continuous improvements in cost structure, highly economic dedicated acreage, well capitalized customers, and strong balance sheet,” said Mrs. Brock.

OPERATIONS UPDATE

	Three Months Ended			Three Months Ended
	March 31,	December 31,	% Change	March 31,	% Change
	2025	2024		2024
(thousands of barrels of water per day)
Total Volumes	1,750	1,636	7%	1,523	15%
Produced Water Handling Volumes	1,191	1,112	7%	1,159	3%
Water Solutions Volumes
Recycled Produced Water Volumes Sold	475	463	3%	337	41%
Groundwater Volumes Sold	84	61	38%	27	211%
Total Water Solutions Volumes	559	524	7%	364	54%

Skim oil recoveries (barrels of oil per day)	1,962	1,762	11%	1,729	13%
Skim oil recoveries (as a % of produced water volumes)	0.16%	0.16%	—%	0.15%	7%

FINANCIAL UPDATE

	Three Months Ended			Three Months Ended
(in thousands)	March 31,	December 31,	% Change	March 31,	% Change
	2025	2024		2024
Net Income	$ 16,000	$ 13,805	16%	$ 16,830	(5)%
Adjusted Net Income	21,415	18,102	18%	20,125	6%
Adjusted EBITDA	56,539	54,475	4%	53,108	6%

Gross Margin/Barrel (1)	$ 0.32	$ 0.31	3%	$ 0.32	—%
Adjusted Operating Margin/Barrel (1)	$ 0.44	$ 0.44	—%	$ 0.46	(4)%

Capital Expenditures	$ 21,162	$ 17,845	19%	$ 37,716	(44)%
This table includes reference to non-GAAP measures. See definition and a reconciliation to the most directly comparable GAAP measure in the Appendix.

(1) Gross Margin/Barrel and Adjusted Operating Margin/Barrel relate to our Water Gathering and Processing segment.

STRONG BALANCE SHEET AND LIQUIDITY

As of March 31, 2025, the Company had net debt of approximately $480 million with $25 million in cash and $347 million available under its revolving credit facility. The Company’s leverage ratio3 at the end of the first quarter of 2025 was 2.2X, below the Company’s target leverage of 2.5X – 3.5X. During the first quarter, Aris successfully refinanced its senior notes that were previously due in 2026, achieving a lower coupon of 7.25% and upsizing the offering from $400 to $500 million due to strong investor demand. Recognizing the Company’s strengthening credit profile and strong financial metrics, Moody’s upgraded Aris Water Holdings, LLC's Corporate Family Rating to “B1” from “B2”.

SECOND QUARTER 2025 DIVIDEND

Aris’s Board of Directors declared a dividend on its Class A common stock for the second quarter of 2025 of $0.14 per share. In conjunction with the dividend payment, a distribution of $0.14 per unit will be paid to unit holders of Aris Water Holdings, LLC. The dividend will be paid on June 18, 2025, to holders of record of the Company’s Class A common stock as of the close of business on June 5, 2025. The distribution to unit holders of Aris Water Holdings, LLC will be subject to the same payment and record dates.

SECOND QUARTER 2025 FINANCIAL OUTLOOK

“As we begin the second quarter, we continue to see strong volumes and customer activity in-line with our prior forecasts. Quarter-over-quarter, we anticipate Adjusted EBITDA to be impacted by approximately $2 million of well maintenance expenses originally scheduled for the first quarter, which will now be completed in the second quarter. Additionally, at current commodity prices, we will realize lower revenues from skim oil recoveries in the second quarter. Aside from the timing of maintenance expenses and oil prices, we expect to maintain strong margins in the second quarter given the structural cost improvements we have achieved over the past twenty-four months.

“At this time, we have no update to our full year 2025 volume, Adjusted EBITDA, and capital expenditure outlook. Given the potential impact of continued lower oil prices, we remain in close contact with our customers as they evaluate their plans for the remainder of the year and can adjust our capital expenditure plans correspondingly. We believe our business will prove resilient throughout macroeconomic volatility due to the strength of our large customers and our long-term dedicated acreage with multiple decades of inventory and top tier upstream economics,” said Mrs. Brock.

For the second quarter of 2025 the Company expects:

●	Produced Water Handling volumes between 1,200 and 1,250 thousand barrels of water per day
●	Water Solutions volumes between 475 and 525 thousand barrels of water per day
●	Adjusted Operating Margin per Barrel[2] between $0.41 and $0.43
●	Skim oil recoveries of approximately 1,800 - 2,000 barrels per day
●	Adjusted EBITDA[1] between $50 and $55 million
●	Capital Expenditures[4] of $20 to $25 million

CONFERENCE CALL

Aris will host a conference call to discuss its first quarter 2025 results on Wednesday, May 7, 2025, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).

Participants should call (877) 407-5792 and refer to Aris Water Solutions, Inc. when dialing in. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.ariswater.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately fourteen days. It can be accessed by dialing (877) 660-6853 within the United States or (201) 612-7415 outside of the United States. The conference call replay access code is 13753162.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris Water delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

1 Adjusted Net Income, Adjusted EBITDA, and Diluted Adjusted Net Income per Share are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Net Income, Adjusted EBITDA, and Diluted Adjusted Net Income per Share and a reconciliation thereof to net income, the most directly comparable GAAP measure.

2 The Adjusted Operating Margin and Adjusted Operating Margin per Barrel measures are related to our Water Gathering and Processing segment. Adjusted Operating Margin and Adjusted Operating Margin per Barrel are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Operating Margin per Barrel and a reconciliation thereof to gross margin, the most directly comparable GAAP measure.

3 Represents a non-GAAP financial measure. Defined as net debt as of March 31, 2025, divided by trailing twelve months Adjusted EBITDA. Net debt is calculated as total debt less cash and cash equivalents. See the supplementary schedules in this press release for a reconciliation to the most directly comparable GAAP measure.

4 Capital Expenditures is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Capital Expenditures and a reconciliation thereof to cash paid for property, plant, and equipment, the most directly comparable GAAP measure.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements, information, opinions or beliefs regarding our business strategy, our industry, our future profitability, business and financial performance, including our guidance for 2025, current and potential future long-term contracts, legal and regulatory developments, our ability to identify strategic acquisitions and realize expected benefits therefrom, the development of technologies for the beneficial reuse of produced water and related strategies, plans, objectives and strategic pursuits and other statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “guidance,” “preliminary,” “project,” “estimate,” “expect,” “anticipate,” “continue,” “sustain,” “will,” “intend,” “strive,” “plan,” “goal,” “target,” “believe,” “forecast,” “outlook,” “future,” “potential,” “opportunity,” “predict,” “may,” “visibility,” “possible,” “should,” “could” and variations of such words or similar expressions. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated or implied by the forward-looking statements including our guidance for 2025. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, energy prices, trade policy of domestic and foreign governments (including the imposition of tariffs), the Russia-Ukraine and Middle Eastern conflicts, macroeconomic conditions (such as inflation) and market uncertainty related thereto, legislative and regulatory developments, customer plans and preferences, adverse results from litigation and the use of financial resources for litigation defense, technological innovations and developments, and other events discussed or referenced in our filings made from time to time with the Securities and Exchange Commission (“SEC”), including such factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, and if applicable, our subsequent SEC filings, which are available on our Investor Relations website at https://ir.ariswater.com/sec-filings or on the SEC’s website at www.sec.gov/edgar. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All forward-looking statements, expressed or implied, included in this press release and any oral statements made in connection with this press release are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Table 1

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except for share and	Three Months Ended
per share amounts)	March 31,
	2025	2024
Revenue
Produced Water Handling	$57,306	$59,106
Produced Water Handling — Affiliate	34,872	26,827
Water Solutions	20,656	11,702
Water Solutions — Affiliate	6,759	5,242
Other Revenue	898	529
Total Revenue	120,491	103,406
Cost of Revenue
Direct Operating Costs	50,188	39,646
Depreciation, Amortization and Accretion	19,756	19,421
Total Cost of Revenue	69,944	59,067
Operating Costs and Expenses
Abandoned Well Costs	462	335
General and Administrative	20,010	14,501
Research and Development Expense	1,128	1,065
Other Operating Expense, Net	1,112	580
Total Operating Expenses	22,712	16,481
Operating Income	27,835	27,858
Other Expense
Interest Expense, Net	9,230	8,438
Other	2,535	1
Total Other Expense	11,765	8,439
Income Before Income Taxes	16,070	19,419
Income Tax Expense	70	2,589
Net Income	16,000	16,830
Net Income Attributable to Noncontrolling Interest	7,389	9,207
Net Income Attributable to Aris Water Solutions, Inc.	$8,611	$7,623

Net Income Per Share of Class A Common Stock
Basic	$0.26	$0.23
Diluted	$0.25	$0.23
Weighted Average Shares of Class A Common Stock Outstanding
Basic	31,393,532	30,354,014
Diluted	32,265,653	30,354,014

Table 2

Aris Water Solutions, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share and per share amounts)	March 31,	December 31,
	2025	2024
Assets
Cash	$24,574	$28,673
Accounts Receivable, Net	69,144	63,016
Accounts Receivable from Affiliate	32,134	12,016
Other Receivables	13,873	13,829
Other Current Assets	10,495	10,418
Total Current Assets	150,220	127,952
Fixed Assets
Property, Plant and Equipment	1,213,129	1,188,781
Accumulated Depreciation	(170,009)	(160,176)
Total Property, Plant and Equipment, Net	1,043,120	1,028,605
Intangible Assets, Net	189,185	195,223
Goodwill	34,585	34,585
Deferred Income Tax Assets, Net	10,133	1,735
Operating Lease Right-of-Use Assets, Net	14,573	15,016
Other Assets	4,064	5,284
Total Assets	$1,445,880	$1,408,400
Liabilities and Stockholders' Equity
Accounts Payable	$16,731	$20,182
Payables to Affiliate	3,775	941
Insurance Premium Financing Liability	4,522	6,725
Accrued and Other Current Liabilities	55,505	77,339
Total Current Liabilities	80,533	105,187
Long-Term Debt, Net of Debt Issuance Costs	490,113	441,662
Asset Retirement Obligations	22,148	21,865
Tax Receivable Agreement Liability	58,700	49,844
Other Long-Term Liabilities	17,182	17,335
Total Liabilities	668,676	635,893
Stockholders' Equity
Preferred Stock $0.01 par value, 50,000,000 authorized. None issued or outstanding as of March 31, 2025 and December 31, 2024	—	—
Class A Common Stock $0.01 par value, 600,000,000 authorized, 33,610,306 issued and 32,625,339 outstanding as of March 31, 2025; 31,516,468 issued and 30,857,526 outstanding as of December 31, 2024	335	314
Class B Common Stock $0.01 par value, 180,000,000 authorized, 26,493,565 issued and outstanding as of March 31, 2025; 27,493,565 issued and outstanding as of December 31, 2024	264	274
Treasury Stock (at Cost), 984,967 shares as of March 31, 2025; 658,492 shares as of December 31, 2024	(19,011)	(8,988)
Additional Paid-in-Capital	408,878	380,565
Retained Earnings	17,653	13,676
Total Stockholders' Equity Attributable to Aris Water Solutions, Inc.	408,119	385,841
Noncontrolling Interest	369,085	386,666
Total Stockholders' Equity	777,204	772,507
Total Liabilities and Stockholders' Equity	$1,445,880	$1,408,400

Table 3

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
(in thousands)	March 31,
	2025	2024
Cash Flow from Operating Activities
Net Income	$16,000	$16,830
Adjustments to reconcile Net Income to Net Cash (used in) provided by Operating Activities:
Deferred Income Tax Expense	2,181	2,129
Depreciation, Amortization and Accretion	19,756	19,421
Stock-Based Compensation	5,690	3,521
Abandoned Well Costs	462	335
Loss (Gain) on Disposal of Assets, Net	91	(54)
Abandoned Projects	237	729
Amortization of Debt Issuance Costs, Net	619	716
Loss on Debt Extinguishment	2,535	—
Other	25	323
Changes in Operating Assets and Liabilities:
Accounts Receivable	(6,128)	3,371
Accounts Receivable from Affiliate	(20,118)	(2,706)
Other Receivables	831	1,683
Other Current Assets	153	2,014
Accounts Payable	306	3,382
Payables to Affiliate	(816)	(199)
Accrued Liabilities and Other	(28,659)	(7,686)
Net Cash (Used in) Provided by Operating Activities	(6,835)	43,809

Cash Flow from Investing Activities
Property, Plant and Equipment Expenditures	(20,390)	(19,582)
Cash Paid for Acquisitions	(2,000)	—
Proceeds from the Sale of Property, Plant and Equipment	120	1
Net Cash Used in Investing Activities	(22,270)	(19,581)

Cash Flow from Financing Activities
Dividends and Distributions Paid	(8,555)	(5,449)
Repurchase of Shares for the Payment of Withholding Taxes	(10,023)	(1,310)
Repayment of Credit Facility	(89,000)	(15,000)
Proceeds from Credit Facility	45,000	15,000
Proceeds from 2030 Notes	500,000	—
Satisfaction and Discharge of 2026 Notes	(400,000)	—
Payment of Debt Issuance Costs Related to 2030 Notes	(9,914)	—
Payment of Insurance Premium Financing	(2,307)	(1,878)
Payment of Finance Leases	(195)	—
Net Cash Provided by (Used in) Financing Activities	25,006	(8,637)

Net (Decrease) Increase in Cash	(4,099)	15,591
Cash, Beginning of Period	28,673	5,063
Cash, End of Period	$24,574	$20,654

Use of Non-GAAP Financial Information

The Company uses financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, Adjusted Net Income, net debt and leverage ratio and Capital Expenditures. Although these Non-GAAP financial measures are important factors in assessing the Company’s operating results and cash flows, they should not be considered in isolation or as a substitute for net income, gross margin, net cash flows provided from operating activities or any other measures prepared under GAAP.

The Company calculates Adjusted EBITDA as net income (loss) plus: interest expense; income taxes; depreciation, amortization and accretion expense; abandoned well costs, asset impairment and abandoned project charges; losses on the sale of assets; transaction costs; research and development expense; change in payables related to the Tax Receivable Agreement liability as a result of state tax rate changes; loss on debt extinguishment; stock-based compensation expense; and other non-recurring or unusual expenses or charges (such as litigation expenses, severance costs and amortization expense related to the implementation costs of our new enterprise resource planning system), less any gains on the sale of assets.

The Adjusted Operating Margin and Adjusted Operating Margin per Barrel measures are related to our Water Gathering and Processing segment, as they are dependent upon the volume of produced water we gather and handle, the volume of recycled water and groundwater we sell, the fees we charge for such services and the recurring operating expenses we incur to perform such services. The Company calculates Adjusted Operating Margin as Gross Margin (Total Revenue less Total Cost of Revenue) plus depreciation, amortization and accretion. The Company defines Adjusted Operating Margin per Barrel as Adjusted Operating Margin divided by total volumes handled or sold.

The Company calculates Adjusted Net Income as Net Income (Loss) plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically non-cash and/or non-recurring items. The Company calculates Diluted Adjusted Net Income Per Share as (i) Net Income (Loss) plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically non-cash and/or non-recurring items, divided by (ii) the diluted weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC interests, adjusted for the dilutive effect of outstanding equity-based awards.

The Company calculates its leverage ratio as net debt as of March 31, 2025, divided by Adjusted EBITDA for the trailing twelve months. Net debt is calculated as the principal amount of total debt outstanding as of March 31, 2025, less cash and cash equivalents as of March 31, 2025.

The Company calculates Capital Expenditures as cash capital expenditures for property, plant, and equipment additions less changes in accrued capital costs.

The Company believes these presentations are used by investors and professional research analysts to assess the ability of our assets to generate sufficient cash to meet our business needs and return capital to equity holders, as well as for the valuation, comparison, rating and investment recommendations of companies within its industry. Similarly, the Company’s management uses this information for comparative purposes as well. Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, Adjusted Net Income and

Capital Expenditures are not measures of financial performance under GAAP and should not be considered as measures of liquidity or as alternatives to net income (loss), gross margin, cash paid for property, plant and equipment or net cash flows provided from operating activities. Additionally, these presentations as defined by the Company may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as gross margin, operating income, net income, cash paid for property, plant, and equipment or net cash flows from operating activities.

Although we provide forecasts for the non-GAAP measures Adjusted EBITDA, Adjusted Operating Margin per Barrel and Capital Expenditures, we are not able to forecast their most directly comparable measures (net income, gross margin, cash paid for property, plant, and equipment and net cash flows from operating activities) calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of forward-looking GAAP metrics are not predictable, making it impractical for us to forecast. Such elements include but are not limited to non-recurring gains or losses, unusual or non-recurring items, income tax benefit or expense, or one-time transaction costs and cost of revenue, which could have a significant impact on the GAAP measures. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. As a result, no reconciliation of forecasted non-GAAP measures is provided.

Table 4

Aris Water Solutions, Inc.

Operating Metrics

(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
(thousands of barrels of water per day)
Produced Water Handling Volumes	1,191	1,159	1,112
Water Solutions Volumes
Recycled Produced Water Volumes Sold	475	337	463
Groundwater Volumes Sold	84	27	61
Total Water Solutions Volumes	559	364	524
Total Volumes	1,750	1,523	1,636

Per Barrel Operating Metrics (1)
Produced Water Handling Revenue/Barrel	$0.86	$0.81	$0.86
Water Solutions Revenue/Barrel	$0.55	$0.51	$0.54
Revenue/Barrel of Total Volumes (2)	$0.76	$0.74	$0.75
Direct Operating Costs/Barrel	$0.32	$0.29	$0.35
Gross Margin/Barrel	$0.32	$0.32	$0.31
Adjusted Operating Margin/Barrel	$0.44	$0.46	$0.44
This table includes information related to our Water Gathering and Processing segment.

(1) Per Barrel operating metrics are calculated independently. Therefore, the sum of individual amounts may not equal the total presented.
(2) Does not include Other Revenue.

Table 5

Aris Water Solutions, Inc.

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended
(in thousands)	March 31,
	2025	2024
Net Income	$16,000	$16,830
Interest Expense, Net	9,230	8,438
Income Tax Expense	70	2,589
Depreciation, Amortization and Accretion	19,756	19,421
Abandoned Well Costs	462	335
Stock-Based Compensation	5,690	3,521
Abandoned Projects	237	729
Loss (Gain) on Disposal of Assets, Net	91	(54)
Loss on Debt Extinguishment	2,535	—
Transaction Costs	884	7
Research and Development Expense	1,128	1,065
Other	456	227
Adjusted EBITDA	$56,539	$53,108

Table 6

Aris Water Solutions, Inc.

Reconciliation of Gross Margin to Adjusted Operating Margin and
Adjusted Operating Margin per Barrel

(Unaudited)

	Three Months Ended
(in thousands)	March 31,
	2025	2024
Total Revenue	$120,251	$103,406
Cost of Revenue	(69,316)	(58,444)
Gross Margin	50,935	44,962
Depreciation, Amortization and Accretion	19,128	18,798
Adjusted Operating Margin	$70,063	$63,760
Total Volumes (thousands of barrels)	157,492	138,603
Gross Margin/Barrel	$0.32	$0.32
Adjusted Operating Margin/Barrel	$0.44	$0.46
This table includes information related to our Water Gathering and Processing segment.

Table 7

Aris Water Solutions, Inc.

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	Three Months Ended
(in thousands)	March 31,
	2025	2024
Net Income	$16,000	$16,830
Adjusted items:
Abandoned Well Costs	462	335
Loss (Gain) on Disposal of Assets, Net	91	(54)
Stock-Based Compensation	5,690	3,521
Tax Effect of Adjusting Items (1)	(828)	(507)
Adjusted Net Income	$21,415	$20,125

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates.

Table 8

Aris Water Solutions, Inc.

Reconciliation of Diluted Net Income Per Share to Non-GAAP Diluted Adjusted Net Income Per Share

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Diluted Net Income Per Share of Class A Common Stock	$0.25	$0.23
Adjusted items:
Reallocation of Net Income Attributable to Noncontrolling Interests From the Assumed Exchange of LLC Interests	—	0.05
Abandoned Well Costs	0.01	0.01
Stock-Based Compensation	0.10	0.06
Tax Effect of Adjusting Items (1)	(0.01)	(0.01)
Diluted Adjusted Net Income Per Share	$0.35	$0.34

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates.

Basic Weighted Average Shares of Class A Common Stock Outstanding	31,393,532	30,354,014
Adjusted Items:
Assumed Redemption of LLC Interests	27,349,121	27,543,565
Dilutive Performance-Based Stock Units (2)	872,121	—
Diluted Adjusted Fully Weighted Average Shares of Class A Common Stock Outstanding	59,614,774	57,897,579

(2) Dilutive impact of Performance-Based Stock Units already included for the three months ended March 31, 2025 and 2024.

Table 9

Aris Water Solutions, Inc.

Computation of Leverage Ratio

(Unaudited)

As of
(in thousands)	March 31, 2025
Principal Amount of Debt at March 31, 2025	$504,522
Less: Cash at March 31, 2025	(24,574)
Net Debt	$479,948

Net Debt	$479,948
÷ Trailing Twelve Months Adjusted EBITDA	215,316
Leverage Ratio	2.23

Table 10
Aris Water Solutions, Inc.
Reconciliation of Capital Expenditures
(Unaudited)

	Three Months Ended
	March 31,
(in thousands)	2025	2024
Cash Paid for Property, Plant and Equipment	$20,390	$19,582
Change in Capital Related Accruals	772	18,134
Capital Expenditures	$21,162	$37,716

Table 11
Aris Water Solutions, Inc.
Segment Information
(Unaudited)

(in thousands)	Three Months Ended March 31, 2025
	Water Gathering and Processing	Corporate and Other	Consolidated
Revenue	$120,251	$240	$120,491
Cost of Revenue
Direct Operating Costs	50,188	—	50,188
Depreciation, Amortization and Accretion	19,128	628	19,756
Total Cost of Revenue	69,316	628	69,944
Operating Costs and Expenses
Abandoned Well Costs	462	—	462
General and Administrative	—	20,010	20,010
Research and Development Expense	—	1,128	1,128
Other Operating Expense, Net	237	875	1,112
Total Operating Expenses	699	22,013	22,712
Operating Income	50,236	(22,401)	27,835
Other Expense
Interest Expense, Net	—	9,230	9,230
Other	—	2,535	2,535
Total Other Expense	—	11,765	11,765
Income (Loss) Before Income Taxes	50,236	(34,166)	16,070
Income Tax Expense	—	70	70
Net Income (Loss)	50,236	(34,236)	16,000
Net Income Attributable to Noncontrolling Interest	—	7,389	7,389
Net Income (Loss) Attributable to Aris Water Solutions, Inc.	$50,236	$(41,625)	$8,611

(in thousands)	Three Months Ended March 31, 2024
	Water Gathering and Processing	Corporate and Other	Consolidated
Revenue	$103,406	$—	$103,406
Cost of Revenue
Direct Operating Costs	39,646	—	39,646
Depreciation, Amortization and Accretion	18,798	623	19,421
Total Cost of Revenue	58,444	623	59,067
Operating Costs and Expenses
Abandoned Well Costs	335	—	335
General and Administrative	—	14,501	14,501
Research and Development Expense	—	1,065	1,065
Other Operating Expense (Income), Net	729	(149)	580
Total Operating Expenses	1,064	15,417	16,481
Operating Income	43,898	(16,040)	27,858
Other Expense
Interest Expense, Net	—	8,438	8,438
Other	—	1	1
Total Other Expense	—	8,439	8,439
Income (Loss) Before Income Taxes	43,898	(24,479)	19,419
Income Tax Expense	—	2,589	2,589
Net Income (Loss)	43,898	(27,068)	16,830
Net Income Attributable to Noncontrolling Interest	—	9,207	9,207
Net Income (Loss) Attributable to Aris Water Solutions, Inc.	$43,898	$(36,275)	$7,623